UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2021

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

The information in this Current Report on Form 8-K under Item 2.02, Item 7.01 and Exhibit 99.1 is furnished and not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, none of such information shall be incorporated by reference in any filing made by Full House Resorts, Inc. under the Exchange Act or the Securities Act of 1933, as amended, except to the extent specifically referenced in any such filings.

Item 2.02   Results of Operations and Financial Condition

On January 25, 2021, Full House Resorts, Inc. (the “Company”) issued a press release announcing its preliminary results for the fourth quarter ended December 31, 2020. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01   Regulation FD Disclosure

On January 25, 2021, the Company issued a press release announcing that its board of directors has approved an increase to the size of its planned expansion of Bronco Billy’s Casino and Hotel in Cripple Creek, Colorado. Reflecting recent changes to the state’s gaming laws, the Company increased the size of its planned Cripple Creek expansion by 67% to approximately 300 luxury guest rooms and suites, from its previously planned 180 guest rooms.  Such plans were approved by the Cripple Creek Historic Preservation Commission and Cripple Creek City Council.  Final approval requires a second reading by the Cripple Creek City Council, which is scheduled for consideration on February 3.  The expected investment to complete the Cripple Creek expansion is $180 million, which the Company believes can be financed with debt. Assuming timely completion of such fundraising, the Company intends to build the Cripple Creek expansion in one phase, with completion expected in the fourth quarter of 2022. A copy of the press release is attached hereto as Exhibit 99.1.

Forward-looking Statements

This Current Report on Form 8-K (and the exhibits attached hereto) contains statements by the Company and its officers that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Some forward-looking statements in this report include those regarding the Company’s expected results of operations; its ability to finance the planned Cripple Creek expansion in the debt capital markets; its ability to obtain final city council approval for the planned Cripple Creek expansion; the expected amenities of the planned Cripple Creek expansion; and the expected construction budget and timeline for the planned Cripple Creek expansion. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of the Company. Such risks include, without limitation, the Company’s ability to repay our substantial indebtedness; the potential for additional adverse impacts from the COVID-19 pandemic on its business, constructions projects, indebtedness, financial condition and operating results; actions by government officials at the federal, state or local level with respect to steps to be taken, including, without limitation, additional shutdowns, travel restrictions, social distancing measures or shelter-in place orders, in connection with the COVID-19 pandemic; the Company’s  ability to effectively manage and control expenses as a result of the pandemic; the Company’s ability to complete the planned Cripple Creek expansion project on-time and on-budget; changes in guest visitation or spending patterns due to COVID-19 or other health or other concerns; a decrease in overall demand as other competing entertainment venues re-open; the inability to obtain financing upon reasonable terms or at all, including for projects such as the planned Cripple Creek expansion; the potential increase in the Company’s indebtedness due to the planned Cripple Creek expansion; construction risks and cost overruns; dependence on existing management; competition; uncertainties over the development and success of its expansion projects; the financial performance of its finished projects and renovations; effectiveness of expense and operating efficiencies; general macroeconomic conditions; and regulatory and business conditions in the gaming industry (including the possible authorization or expansion of gaming in the states the Company operates or nearby states). Additional information concerning potential factors that could affect the Company’s financial condition and results of operations is included in the reports the Company files with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year and its other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits
	No.	Description
	99.1	Press Release of the Company dated January 25, 2021*

* This exhibit related to Items 2.02 and 7.01 shall be deemed to be furnished and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: January 25, 2021	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer